FOR IMMEDIATE RELEASE
Contact: Sam Ullrich
(502) 638-3906
Sam.Ullrich@kyderby.com
CHURCHILL DOWNS INCORPORATED REPORTS
2024 THIRD QUARTER RESULTS
LOUISVILLE, Ky. (October 23, 2024) - Churchill Downs Incorporated (Nasdaq: CHDN) (the "Company", "CDI", "we") today reported business results for the third quarter ended September 30, 2024.
Company Highlights
•Third quarter results:
◦Record net revenue of $628.5 million compared to $572.5 million in third quarter 2023
◦Record net income attributable to CDI of $65.4 million compared to $61.0 million in third quarter 2023
◦Record Adjusted EBITDA of $235.3 million compared to $218.2 million in third quarter 2023
•Delivered record third quarter revenue and Adjusted EBITDA across both our Live and Historical Racing and Gaming segments and record third quarter Adjusted EBITDA in our TwinSpires segment:
◦Live and Historical Racing revenue up 12% and Adjusted EBITDA up 15% compared to the third quarter of 2023
◦TwinSpires revenue up 6% and Adjusted EBITDA up 25% compared to the third quarter of 2023
◦Gaming revenue up 10% and Adjusted EBITDA up 1% compared to the third quarter of 2023
•We opened The Rose Gaming Resort in Dumfries, Virginia on October 23, 2024, with 1,650 historical racing machines and a 102-room hotel.
•We ended the third quarter of 2024 with net bank leverage of 4.0x and maintained our commitment to returning capital to shareholders by announcing our Board's approval of a $0.409 per share dividend to shareholders of record as of December 6, 2024 and payable on January 3, 2025. This represents the fourteenth consecutive year of increased dividend per share.

CONSOLIDATED RESULTS

	Third Quarter
(in millions, except per share data)	2024	2023

Net revenue	$628.5	$572.5
Net income attributable to CDI	$65.4	$61.0
Diluted EPS attributable to CDI	$0.86	$0.79
Adjusted EBITDA(a)	$235.3	$218.2

(a) This is a non-GAAP measure. See explanation of non-GAAP measures below.

SEGMENT RESULTS
The summaries below present revenue from external customers and intercompany revenue from each of our reportable segments.
Live and Historical Racing

	Third Quarter
(in millions)	2024	2023

Revenue	$252.4	$225.5
Adjusted EBITDA	93.0	80.9
Revenue for the third quarter of 2024 increased $26.9 million due to a $21.6 million increase attributable to growth at our Virginia properties and the opening of the Rosie's Emporia property in September 2023, a $3.8 million increase attributable to growth at our Northern Kentucky properties, and a $1.5 million net increase at our other Live and Historical Racing properties.
Adjusted EBITDA for the third quarter of 2024 increased $12.1 million due to a $15.2 million increase attributable to growth at our Virginia properties, which includes $3.9 million related to Exacta savings, and a $3.2 million increase attributable primarily to growth at our Northern Kentucky and Southwestern Kentucky HRM properties. These increases were partially offset by a $4.1 million decrease attributable to our Louisville and Western Kentucky HRM properties, a $1.4 million decrease attributable to Churchill Downs Racetrack, and a $0.8 million decrease attributable to proceeds for business interruption insurance claims in the third quarter 2023 that did not reoccur.
TwinSpires

	Third Quarter
(in millions)	2024	2023

Revenue	$118.7	$112.4
Adjusted EBITDA	42.5	33.9
Revenue for the third quarter of 2024 increased $6.3 million due to a $9.6 million increase attributable to Exacta and a $1.3 million increase attributable to our online sports betting market access agreements and our retail sports betting business. These increases were partially offset by a $4.6 million decrease primarily attributable to a decline in TwinSpires Horse Racing handle due to market access and shifts in race days at other tracks.
Adjusted EBITDA for the third quarter of 2024 increased $8.6 million due to a $7.5 million increase attributable to Exacta and a $1.1 million increase primarily attributable to our online sports betting market access agreements and our retail sports betting business.
Gaming

	Third Quarter
(in millions)	2024	2023

Revenue	$270.3	$244.9
Adjusted EBITDA	123.3	122.3
Revenue for the third quarter of 2024 increased $25.4 million due to a $32.5 million increase attributable to the opening of the Terre Haute Casino Resort in April 2024 partially offset by a $7.1 million decrease primarily due to regional gaming softness and increased competition.

Adjusted EBITDA for the third quarter of 2024 increased $1.0 million due to a $12.4 million increase attributable to the opening of the Terre Haute Casino Resort in April 2024 partially offset by a $10.2 million decrease primarily due to regional gaming softness, increased competition, and higher labor and benefit expense, and a $1.2 million decrease attributable to proceeds for business interruption insurance claims in the third quarter 2023 that did not reoccur.
All Other

	Third Quarter
(in millions)	2024	2023

Revenue	$2.6	$0.2
Adjusted EBITDA	(23.5)	(18.9)
Revenue for the third quarter of 2024 reflects intercompany revenue related to the captive insurance company that was established in April 2024. All captive revenue is eliminated in consolidation.
Adjusted EBITDA for the third quarter of 2024 decreased $4.6 million driven primarily by increased corporate compensation related expenses and other corporate administrative expenses.

CAPITAL MANAGEMENT
Share Repurchase Program
The Company repurchased 67,139 shares of its common stock at a total cost of approximately $9.0 million based on trade date under its share repurchase program in the third quarter of 2024. We had approximately $170.9 million of repurchase authority remaining under this program on September 30, 2024.
Annual Dividend
On October 22, 2024, the Company's Board of Directors approved an annual cash dividend on the Company's common stock of $0.409 per outstanding share, a seven percent increase over the prior year. The dividend is payable on January 3, 2025, to shareholders of record as of the close of business on December 6, 2024, with the aggregate cash dividend paid to each shareholder rounded to the nearest whole cent. This marks the fourteenth consecutive year that the Company has increased the dividend per share.

NET INCOME ATTRIBUTABLE TO CDI
The Company's third quarter 2024 net income attributable to CDI was $65.4 million compared to $61.0 million in the prior year quarter.
The following impacted the comparability of the Company's third quarter 2024 net income to the prior year quarter:
•a $3.0 million increase in after-tax non-cash impairment costs.
This was partially offset by:
•a $1.7 million after-tax net decrease in transaction, pre-open and other expenses; and
•a $0.6 million after-tax decrease of other items.
Excluding the items above, third quarter 2024 net income increased $5.1 million primarily due to the following:
•a $10.5 million after-tax increase primarily driven by the results of our operations,

•partially offset by a $5.4 million after-tax increase in interest expense associated with higher outstanding debt balances.
Conference Call
A conference call regarding this news release is scheduled for Thursday, October 24, 2024 at 9 a.m. ET. Investors and other interested parties may listen to the teleconference by accessing the online, real-time webcast and broadcast of the call at http://ir.churchilldownsincorporated.com/events.cfm, or by registering in advance via teleconference here. Once registration is completed, participants will be provided with a dial-in number containing a personalized conference code to access the call. All participants are encouraged to dial-in 15 minutes prior to the start time. An online replay will be available by noon ET on Thursday, October 24, 2024. A copy of the Company’s news release announcing quarterly results and relevant financial and statistical information about the period will be accessible at www.churchilldownsincorporated.com.
Use of Non-GAAP Measures
In addition to the results provided in accordance with GAAP, the Company also uses non-GAAP measures, including adjusted net income, adjusted diluted EPS, EBITDA (earnings before interest, taxes, depreciation and amortization), and Adjusted EBITDA.
The Company uses non-GAAP measures as a key performance measure of the results of operations for purposes of evaluating performance internally. These measures facilitate comparison of operating performance between periods and help investors to better understand the operating results of the Company by excluding certain items that may not be indicative of the Company's core business or operating results. The Company believes the use of these measures enables management and investors to evaluate and compare, from period to period, the Company’s operating performance in a meaningful and consistent manner. The non-GAAP measures are a supplemental measure of our performance that is not required by, or presented in accordance with, GAAP, and should not be considered as an alternative to, or more meaningful than, net income or diluted EPS (as determined in accordance with GAAP) as a measure of our operating results.
We use Adjusted EBITDA to evaluate segment performance, develop strategy, and allocate resources. We utilize the Adjusted EBITDA metric to provide a more accurate measure of our core operating results and enable management and investors to evaluate and compare from period to period our operating performance in a meaningful and consistent manner. Adjusted EBITDA should not be considered as an alternative to operating income as an indicator of performance, as an alternative to cash flows from operating activities as a measure of liquidity, or as an alternative to any other measure provided in accordance with GAAP. Our calculation of Adjusted EBITDA may be different from the calculation used by other companies and, therefore, comparability may be limited.
Adjusted net income and adjusted diluted EPS exclude discontinued operations net income or loss; net income or loss attributable to noncontrolling interest; changes in fair value for interest rate swaps related to Rivers Des Plaines; Rivers Des Plaines' legal reserves and transaction costs; transaction expense, which includes acquisition and disposition related charges, as well as legal, accounting, and other deal-related expense; pre-opening expense; and certain other gains, charges, recoveries, and expenses.
Adjusted EBITDA includes our portion of EBITDA from our equity investments and the portion of EBITDA attributable to noncontrolling interest.
Adjusted EBITDA excludes:
•Transaction expense, net which includes:
◦Acquisition, disposition, and property sale related charges;

◦Other transaction expense, including legal, accounting, and other deal-related expense;
•Stock-based compensation expense;
•Asset impairments;
•Gain on property sales;
•Legal reserves;
•Pre-opening expense; and
•Other charges, recoveries, and expenses.
As of December 31, 2021, our property in Arlington Heights, Illinois ("Arlington") ceased racing and simulcast operations and the property was sold on February 15, 2023 to the Chicago Bears. Arlington's results and exit costs in 2023 are treated as an adjustment to EBITDA.
On June 26, 2023, the Company's management agreement for Lady Luck in Farmington, Pennsylvania expired and was not renewed. The Company completed the sale of substantially all its assets at Lady Luck for an immaterial amount.
For segment reporting, Adjusted EBITDA includes intercompany revenue and expense totals that are eliminated in the Consolidated Statements of Comprehensive Income. See the Reconciliation of Comprehensive Income to Adjusted EBITDA included herewith for additional information.
About Churchill Downs Incorporated
Churchill Downs Incorporated (“CDI”) (Nasdaq: CHDN) has been creating extraordinary entertainment experiences for over 150 years, beginning with the company’s most iconic and enduring asset, the Kentucky Derby. Headquartered in Louisville, Kentucky, CDI has expanded through the development of live and historical racing entertainment venues, the growth of the TwinSpires horse racing online wagering business and the operation and development of regional casino gaming properties. https://www.churchilldownsincorporated.com/
This news release contains various “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by the use of terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “predict,” “project,” “seek,” “should,” “will,” “scheduled,” and similar words or similar expressions (or negative versions of such words or expressions), although some forward-looking statements are expressed differently.
Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Important factors, that could cause actual results to differ materially from expectations include the following: the occurrence of extraordinary events, such as terrorist attacks, public health threats, civil unrest, and inclement weather, including as a result of climate change; the effect of economic conditions on our consumers' confidence and discretionary spending or our access to credit, including the impact of inflation; additional or increased taxes and fees; the impact of any pandemics, epidemics, or outbreaks of infectious diseases, and related economic matters on our results of operations, financial conditions and prospects; lack of confidence in the integrity of our core businesses or any deterioration in our reputation; loss of key or highly skilled personnel, as well as general disruptions in the general labor market; the impact of significant competition, and the expectation that competition levels will increase; changes in consumer preferences, attendance, wagering, and sponsorships; risks associated with equity investments, strategic alliances and other third-party agreements; inability to respond to rapid technological changes in a timely manner; concentration and evolution of slot machine and historical racing machine (HRM) manufacturing and other technology conditions that could impose additional costs; failure to enter into or maintain agreements with industry constituents, including horsemen and other racetracks; inability to successfully focus on market access and retail operations for our TwinSpires sports betting business and effectively compete; online security risk, including cyber-security breaches, or loss or misuse of our stored information as a result of a breach including customers’ personal information could lead to government enforcement actions or other litigation; reliance on our technology services and catastrophic events and system failures disrupting our operations; inability to identify, complete, or fully realize the benefits of our proposed acquisitions, divestitures, development of new venues or the expansion of existing facilities on time, on budget, or as planned; difficulty in integrating recent or future acquisitions into our operations; cost overruns and other uncertainties associated with the development of new venues and the expansion of existing facilities; general risks related to real estate ownership and significant expenditures, including risks related to environmental liabilities; personal injury litigation related to injuries occurring at our racetracks; compliance with the Foreign Corrupt Practices Act or other similar laws and regulations, or applicable anti-money laundering regulations; payment-related risks, such as risk associated with fraudulent credit card or debit card use; work stoppages and labor problems; risks related to pending or future legal proceedings and other actions; highly regulated operations and changes in the regulatory environment could adversely affect our business;

restrictions in our debt facilities limiting our flexibility to operate our business; failure to comply with the financial ratios and other covenants in our debt facilities and other indebtedness; increases to interest rates (due to inflation or otherwise), disruption in the credit markets or changes to our credit ratings may adversely affect our business; increase in our insurance costs, or inability to obtain similar insurance coverage in the future, and any inability to recover under our insurance policies for damages sustained at our properties in the event of inclement weather and casualty events; and other factors described under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and in other filings we make with the Securities and Exchange Commission.
We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

CHURCHILL DOWNS INCORPORATED
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions, except per common share data)	2024	2023	2024	2023
Net revenue:
Live and Historical Racing	$247.5	$219.5	$957.3	$818.9
TwinSpires	111.3	108.5	369.6	340.7
Gaming	269.7	244.3	783.1	740.2
All Other	—	0.2	0.1	0.7
Total net revenue	628.5	572.5	2,110.1	1,900.5
Operating expense:
Live and Historical Racing	171.3	158.2	549.9	505.7
TwinSpires	72.3	73.4	229.5	219.8
Gaming	194.8	175.6	561.7	528.3
All Other	4.5	1.3	10.2	12.0
Selling, general and administrative expense	59.8	50.2	172.0	150.6
Asset impairments	3.9	—	3.9	24.5
Transaction expense, net	(4.0)	1.5	0.7	1.8
Total operating expense	502.6	460.2	1,527.9	1,442.7
Operating income	125.9	112.3	582.2	457.8
Other (expense) income:
Interest expense, net	(73.1)	(67.9)	(217.0)	(197.8)
Equity in income of unconsolidated affiliates	33.4	33.3	108.9	110.4
Gain on sale of Arlington	—	—	—	114.0
Miscellaneous, net	(0.1)	4.1	8.1	5.5
Total other (expense) income	(39.8)	(30.5)	(100.0)	32.1
Income from operations before provision for income taxes	86.1	81.8	482.2	489.9
Income tax provision	(19.9)	(20.8)	(125.4)	(130.2)
Net income	66.2	61.0	356.8	359.7
Net income attributable to noncontrolling interest	0.8	—	1.7	—
Net income attributable to Churchill Downs Incorporated	$65.4	$61.0	$355.1	$359.7

Net income attributable to Churchill Downs Incorporated per common share data:
Basic net income	$0.87	$0.81	$4.78	$4.78
Diluted net income	$0.86	$0.79	$4.73	$4.69
Weighted average shares outstanding:
Basic	73.9	75.2	74.0	75.3
Diluted	74.6	77.1	74.6	76.7

CHURCHILL DOWNS INCORPORATED
CONSOLIDATED BALANCE SHEETS
(Unaudited)

(in millions)	September 30, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$152.7	$144.5
Restricted cash	78.7	77.3
Accounts receivable, net	93.2	106.9
Income taxes receivable	—	12.6
Other current assets	62.8	59.5
Total current assets	387.4	400.8
Property and equipment, net	2,805.5	2,561.2
Investment in and advances to unconsolidated affiliates	650.2	655.9
Goodwill	900.2	899.9
Other intangible assets, net	2,411.7	2,418.4
Other assets	17.5	19.3
Total assets	$7,172.5	$6,955.5
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$182.4	$158.5
Accrued expenses and other current liabilities	430.1	426.8
Income taxes payable	7.1	—
Current deferred revenue	26.8	73.2
Current maturities of long-term debt	63.1	68.0
Dividends payable	0.6	29.3
Total current liabilities	710.1	755.8
Long-term debt, net of current maturities and loan origination fees	1,695.7	1,697.1
Notes payable, net of debt issuance costs	3,074.9	3,071.2
Non-current deferred revenue	20.1	11.8
Deferred income taxes	417.8	388.2
Other liabilities	139.0	137.8
Total liabilities	6,057.6	6,061.9
Commitments and contingencies
Redeemable noncontrolling interest	17.9	—
Shareholders' equity:
Preferred stock	—	—
Common stock	1.7	—
Retained earnings	1,096.3	894.5
Accumulated other comprehensive loss	(1.0)	(0.9)
Total Churchill Downs Incorporated shareholders' equity	1,097.0	893.6
Total liabilities and shareholders' equity	$7,172.5	$6,955.5

CHURCHILL DOWNS INCORPORATED
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Nine Months Ended September 30,
(in millions)	2024	2023
Cash flows from operating activities:
Net income	$356.8	$359.7
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	145.7	121.8
Distributions from unconsolidated affiliates	113.8	126.6
Equity in income of unconsolidated affiliates	(108.9)	(110.4)
Stock-based compensation	23.2	24.8
Deferred income taxes	29.6	45.3
Asset impairments	3.9	24.5
Amortization of operating lease assets	4.1	4.8
Gain on sale of Arlington	—	(114.0)
Other	9.1	6.5
Changes in operating assets and liabilities:
Income taxes	17.1	6.0
Deferred revenue	(38.1)	(10.8)
Other assets and liabilities	84.8	14.0
Net cash provided by operating activities	641.1	498.8
Cash flows from investing activities:
Capital maintenance expenditures	(49.8)	(52.4)
Capital project expenditures	(367.8)	(445.7)
Acquisition of businesses, net of cash acquired	—	(241.3)
Proceeds from sale of Arlington	—	195.7
Other	1.8	(5.8)
Net cash used in investing activities	(415.8)	(549.5)
Cash flows from financing activities:
Proceeds from borrowings under long-term debt obligations	750.4	1,420.8
Repayments of borrowings under long-term debt obligations	(757.5)	(1,297.1)
Payment of dividends	(28.7)	(26.8)
Repurchase of common stock	(158.7)	(35.8)
Taxes paid related to net share settlement of stock awards	(10.6)	(13.2)
Debt issuance costs	(2.5)	(12.3)
Change in bank overdraft	(7.5)	1.4
Other	(1.6)	1.7
Net cash (used in) provided by financing activities	(216.7)	38.7
Cash flows from discontinued operations:
Operating activities of discontinued operations	1.0	0.5
Net increase (decrease) in cash, cash equivalents and restricted cash	9.6	(11.5)
Cash, cash equivalents and restricted cash, beginning of period	221.8	204.7
Cash, cash equivalents and restricted cash, end of period	$231.4	$193.2

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions, except per common share data)	2024	2023	2024	2023
GAAP net income attributable to CDI	$65.4	$61.0	$355.1	$359.7

Adjustments, continuing operations:
Legal reserves and transaction costs related to Rivers Des Plaines	—	—	0.3	—
Other charges and recoveries, net	0.1	0.9	(6.7)	—
Transaction, pre-opening, and other expense	4.8	7.3	25.6	30.2
Asset impairments	3.9	—	3.9	24.5
Gain on Dispositions	—	—	—	(114.0)
Income tax impact on net income adjustments (a)	(2.1)	(2.2)	(6.3)	13.6
Total adjustments	6.7	6.0	16.8	(45.7)
Adjusted net income attributable to CDI	$72.1	$67.0	$371.9	$314.0

Adjusted diluted EPS	$0.97	$0.87	$4.99	$4.09

Weighted average shares outstanding - Diluted	74.6	77.1	74.6	76.7

(a)The income tax impact for each adjustment is derived by applying the effective tax rate, including current and deferred income tax expense, based upon the jurisdiction and the nature of the adjustment.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2024	2023	2024	2023
Total Handle
TwinSpires Horse Racing(a)	$469.1	$507.2	$1,542.1	$1,554.1
(a) Total handle generated by Velocity is not included in total handle from TwinSpires Horse Racing.

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2024	2023	2024	2023
Net revenue from external customers:
Live and Historical Racing:
Churchill Downs Racetrack	$11.7	$10.6	$242.8	$191.3
Louisville	50.3	48.9	157.1	138.2
Northern Kentucky	23.4	19.5	73.9	63.1
Southwestern Kentucky	39.3	37.6	118.1	111.7
Western Kentucky	9.8	11.6	22.7	25.8
Virginia	110.0	88.1	333.1	280.4
New Hampshire	3.0	3.2	9.6	8.4
Total Live and Historical Racing	$247.5	$219.5	$957.3	$818.9

TwinSpires:	$111.3	$108.5	$369.6	$340.7

Gaming:
Florida	$23.8	$24.4	$76.4	$76.5
Iowa	22.9	24.0	69.8	72.5
Indiana	32.4	—	66.3	—
Louisiana	32.0	32.2	113.4	110.1
Maine	27.7	30.9	81.3	88.1
Maryland	31.5	32.0	79.3	82.9
Mississippi	23.6	24.2	74.1	77.5
New York	46.8	46.2	138.3	135.3
Pennsylvania	29.0	30.4	84.2	97.3
Total Gaming	269.7	244.3	783.1	740.2
All Other	—	0.2	0.1	0.7
Net revenue from external customers	$628.5	$572.5	$2,110.1	$1,900.5

Intercompany net revenues:
Live and Historical Racing	$4.9	$6.0	$34.2	$30.4
TwinSpires	7.4	3.9	23.1	7.1
Gaming	0.6	0.6	4.8	4.2
All Other	2.6	—	4.4	—
Eliminations	(15.5)	(10.5)	(66.5)	(41.7)
Intercompany net revenue	$—	$—	$—	$—

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION
(Unaudited)

	Three Months Ended September 30, 2024
(in millions)	Live and Historical Racing	TwinSpires	Gaming	Total Segments	All Other	Total
Net revenue from external customers
Pari-mutuel:
Live and simulcast racing	$15.2	$82.7	$5.0	$102.9	$—	$102.9
Historical racing(a)	205.9	—	9.3	215.2	—	215.2
Racing event-related services	5.0	—	1.4	6.4	—	6.4
Gaming(a)	3.1	4.4	224.3	231.8	—	231.8
Other(a)	18.3	24.2	29.7	72.2	—	72.2
Total	$247.5	$111.3	$269.7	$628.5	$—	$628.5

	Three Months Ended September 30, 2023
(in millions)	Live and Historical Racing	TwinSpires	Gaming	Total Segments	All Other	Total
Net revenue from external customers
Pari-mutuel:
Live and simulcast racing	$16.0	$86.3	$5.1	$107.4	$—	$107.4
Historical racing(a)	179.9	—	7.5	187.4	—	187.4
Racing event-related services	3.3	—	1.4	4.7	—	4.7
Gaming(a)	3.1	5.3	203.0	211.4	—	211.4
Other(a)	17.2	16.9	27.3	61.4	0.2	61.6
Total	$219.5	$108.5	$244.3	$572.3	$0.2	$572.5
(a)Food and beverage, hotel, and other services furnished to customers for free as an inducement to wager or through the redemption of our customers' loyalty points are recorded at the estimated standalone selling prices in Other revenue with a corresponding offset recorded as a reduction in historical racing pari-mutuel revenue for HRMs or gaming revenue for our casino properties. These amounts were $14.2 million for the three months ended September 30, 2024 and $13.3 million for the three months September 30, 2023.

	Nine Months Ended September 30, 2024
(in millions)	Live and Historical Racing	TwinSpires	Gaming	Total Segments	All Other	Total
Net revenue from external customers
Pari-mutuel:
Live and simulcast racing	$76.6	$277.9	$20.1	$374.6	$—	$374.6
Historical racing(a)	630.1	—	27.4	657.5	—	657.5
Racing event-related services	182.1	—	5.0	187.1	—	187.1
Gaming(a)	9.5	14.4	645.5	669.4	—	669.4
Other(a)	59.0	77.3	85.1	221.4	0.1	221.5
Total	$957.3	$369.6	$783.1	$2,110.0	$0.1	$2,110.1

	Nine Months Ended September 30, 2023
(in millions)	Live and Historical Racing	TwinSpires	Gaming	Total Segments	All Other	Total
Net revenue from external customers
Pari-mutuel:
Live and simulcast racing	$67.2	$283.2	$19.9	$370.3	$—	$370.3
Historical racing(a)	549.3	—	20.5	569.8	—	569.8
Racing event-related services	141.0	—	4.8	145.8	—	145.8
Gaming(a)	8.2	10.9	615.4	634.5	—	634.5
Other(a)	53.2	46.6	79.6	179.4	0.7	180.1
Total	$818.9	$340.7	$740.2	$1,899.8	$0.7	$1,900.5
(a)Food and beverage, hotel, and other services furnished to customers for free as an inducement to wager or through the redemption of our customers' loyalty points are recorded at the estimated standalone selling prices in Other revenue with a corresponding offset recorded as a reduction in historical racing pari-mutuel revenue for HRMs or gaming revenue for our casino properties. These amounts were $41.7 million for the nine months ended September 30, 2024 and $37.8 million for the nine months ended September 30, 2023.

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION
(Unaudited)

Adjusted EBITDA by segment is comprised of the following:

	Three Months Ended September 30, 2024
(in millions)	Live and Historical Racing	TwinSpires	Gaming	Total Segments	All Other	Eliminations	Total
Revenues	$252.4	$118.7	$270.3	$641.4	$2.6	$(15.5)	$628.5

Gaming taxes and purses	(66.7)	(5.5)	(87.8)	(160.0)	—	—	(160.0)
Marketing and advertising	(9.3)	(1.4)	(9.5)	(20.2)	—	—	(20.2)
Salaries and benefits	(31.1)	(8.0)	(42.7)	(81.8)	—	—	(81.8)
Content expense	(1.7)	(45.9)	(2.3)	(49.9)	—	6.5	(43.4)
Selling, general and administrative expense	(9.4)	(4.2)	(11.9)	(25.5)	(23.1)	0.2	(48.4)
Maintenance, insurance and utilities	(12.8)	(1.1)	(11.7)	(25.6)	(2.6)	2.6	(25.6)
Property and other taxes	(1.9)	(0.1)	(4.0)	(6.0)	(0.3)	—	(6.3)
Other operating expense	(26.6)	(10.0)	(21.1)	(57.7)	—	6.2	(51.5)
Other income	0.1	—	44.0	44.1	(0.1)	—	44.0
Adjusted EBITDA	$93.0	$42.5	$123.3	$258.8	$(23.5)	$—	$235.3

	Three Months Ended September 30, 2023
(in millions)	Live and Historical Racing	TwinSpires	Gaming	Total Segments	All Other	Eliminations	Total
Revenues	$225.5	$112.4	$244.9	$582.8	$0.2	$(10.5)	$572.5

Gaming taxes and purses	(62.0)	(5.8)	(81.4)	(149.2)	—	—	(149.2)
Marketing and advertising	(7.6)	(1.3)	(8.9)	(17.8)	(0.1)	—	(17.9)
Salaries and benefits	(27.9)	(7.0)	(35.2)	(70.1)	—	—	(70.1)
Content expense	(1.6)	(49.4)	(2.4)	(53.4)	—	7.3	(46.1)
Selling, general and administrative expense	(7.4)	(3.0)	(9.9)	(20.3)	(19.0)	0.4	(38.9)
Maintenance, insurance and utilities	(12.5)	(0.9)	(10.3)	(23.7)	—	—	(23.7)
Property and other taxes	(1.7)	(0.2)	(3.6)	(5.5)	—	—	(5.5)
Other operating expense	(24.8)	(10.9)	(18.2)	(53.9)	—	2.8	(51.1)
Other income	0.9	—	47.3	48.2	—	—	48.2
Adjusted EBITDA	$80.9	$33.9	$122.3	$237.1	$(18.9)	$—	$218.2

	Nine Months Ended September 30, 2024
(in millions)	Live and Historical Racing	TwinSpires	Gaming	Total Segments	All Other	Eliminations	Total
Revenues	$991.5	$392.7	$787.9	$2,172.1	$4.5	$(66.5)	$2,110.1

Gaming taxes and purses	(231.7)	(17.7)	(251.8)	(501.2)	—	—	(501.2)
Marketing and advertising	(31.1)	(7.5)	(26.5)	(65.1)	(0.1)	—	(65.2)
Salaries and benefits	(94.4)	(23.9)	(121.0)	(239.3)	—	—	(239.3)
Content expense	(5.1)	(163.2)	(6.7)	(175.0)	—	42.6	(132.4)
Selling, general and administrative expense	(26.7)	(13.0)	(33.9)	(73.6)	(64.7)	0.8	(137.5)
Maintenance, insurance and utilities	(34.6)	(3.1)	(32.4)	(70.1)	(4.6)	4.4	(70.3)
Property and other taxes	(6.4)	(0.2)	(10.7)	(17.3)	(0.6)	—	(17.9)
Other operating expense	(88.8)	(35.8)	(59.8)	(184.4)	—	18.7	(165.7)
Other income	0.3	—	141.7	142.0	—	—	142.0
Adjusted EBITDA	$473.0	$128.3	$386.8	$988.1	$(65.5)	$—	$922.6

	Nine Months Ended September 30, 2023
(in millions)	Live and Historical Racing	TwinSpires	Gaming	Total Segments	All Other	Eliminations	Total
Revenues	$849.3	$347.8	$744.4	$1,941.5	$0.7	$(41.7)	$1,900.5

Gaming taxes and purses	(203.9)	(17.8)	(246.7)	(468.4)	—	—	(468.4)
Marketing and advertising	(27.9)	(8.0)	(26.5)	(62.4)	(0.2)	0.3	(62.3)
Salaries and benefits	(80.0)	(20.7)	(109.2)	(209.9)	—	—	(209.9)
Content expense	(5.1)	(161.1)	(6.9)	(173.1)	—	37.7	(135.4)
Selling, general and administrative expense	(23.4)	(8.1)	(32.4)	(63.9)	(54.1)	0.9	(117.1)
Maintenance, insurance and utilities	(31.9)	(2.6)	(29.7)	(64.2)	(0.3)	—	(64.5)
Property and other taxes	(4.4)	(0.3)	(9.9)	(14.6)	(0.2)	—	(14.8)
Other operating expense	(87.3)	(33.1)	(52.5)	(172.9)	—	2.8	(170.1)
Other income	1.1	1.1	144.6	146.8	—	—	146.8
Adjusted EBITDA	$386.5	$97.2	$375.2	$858.9	$(54.1)	$—	$804.8

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2024	2023	2024	2023
Reconciliation of Comprehensive Income to Adjusted EBITDA:
Net income attributable to Churchill Downs Incorporated	$65.4	$61.0	$355.1	$359.7
Net income attributable to noncontrolling interest	0.8	—	1.7	—
Net income and comprehensive income	66.2	61.0	356.8	359.7

Additions:
Depreciation and amortization	49.6	42.1	145.7	121.8
Interest expense	73.1	67.9	217.0	197.8
Income tax provision	19.9	20.8	125.4	130.2
EBITDA	$208.8	$191.8	$844.9	$809.5

Adjustments to EBITDA:
Stock-based compensation expense	$7.1	$8.1	$23.2	$24.8
Arlington exit costs	—	0.1	—	9.4
Pre-opening expense	7.8	5.0	23.6	11.4
Other expenses, net	1.0	0.7	1.3	7.6
Asset impairments	3.9	—	3.9	24.5
Transaction expense, net	(4.0)	1.5	0.7	1.8
Other income, expense:
Interest, depreciation and amortization expense related to equity investments	10.6	10.1	31.4	29.8
Rivers Des Plaines' legal reserves and transaction costs	—	—	0.3	—
Other charges and recoveries, net	0.1	0.9	(6.7)	—
Gain on sale of Arlington	—	—	—	(114.0)
Total adjustments to EBITDA	26.5	26.4	77.7	(4.7)
Adjusted EBITDA	$235.3	$218.2	$922.6	$804.8

Adjusted EBITDA by segment:
Live and Historical Racing	$93.0	$80.9	$473.0	$386.5
TwinSpires	42.5	33.9	128.3	97.2
Gaming	123.3	122.3	386.8	375.2
Total segment Adjusted EBITDA	258.8	237.1	988.1	858.9
All Other	(23.5)	(18.9)	(65.5)	(54.1)
Total Adjusted EBITDA	$235.3	$218.2	$922.6	$804.8

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL JOINT VENTURE FINANCIAL STATEMENTS
(Unaudited)
Summarized financial information for our equity investments is comprised of the following:

	Summarized Income Statement
	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2024	2023	2024	2023
Net revenue	$208.4	$208.9	$641.2	$648.2

Operating and SG&A expense	132.2	135.1	399.3	407.3
Depreciation and amortization	6.8	5.9	20.1	17.5
Total operating expense	139.0	141.0	419.4	424.8
Operating income	69.4	67.9	221.8	223.4
Interest and other expense, net	(11.1)	(11.1)	(33.5)	(32.7)
Net income	$58.3	$56.8	$188.3	$190.7

	Summarized Balance Sheet
(in millions)	September 30, 2024	December 31, 2023
Assets
Current assets	$93.9	$104.8
Property and equipment, net	330.7	339.4
Other assets, net	270.1	266.1
Total assets	$694.7	$710.3

Liabilities and Members' Deficit
Current liabilities	$105.6	$106.2
Long-term debt	844.4	847.2
Other liabilities	0.6	0.7
Members' deficit	(255.9)	(243.8)
Total liabilities and members' deficit	$694.7	$710.3

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION
(Unaudited)
Planned capital projects for the Company are as follows:

(in millions)	Project	Target Completion	Planned Spend

Live and Historical Racing Segment
Churchill Downs Racetrack	Starting Gate Pavilion and Courtyard	April 2025	$80-90
Virginia	The Rose Gaming Resort (HRM Venue)	October 2024	$460
	Richmond HRM Expansion	December 2025	$40-45
	Henrico HRM Venue	Fourth Quarter 2025	$30-40
Western Kentucky	Owensboro Racing and Gaming (HRM Venue)	First Quarter 2025	$100
Southwestern Kentucky	Calvert City HRM Venue	First Quarter 2026	$40-50
New Hampshire	Salem HRM Venue	TBD	TBD